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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated February 12, 1997, except for Notes 8 and 12 which are dated March 7, 1997 relating to the consolidated financial statements and schedule of Micro Bio-Medics, Inc. ("Company") appearing in the Company's Annual Report on Form 10-K and 10-K/A-1 for the year ended November 30, 1996.

    We also consent to the reference to us under the caption "Experts" in the Proxy Statement/ Prospectus.

                                          /s/ MILLER, ELLIN & COMPANY

New York, New York

June 25, 1997